Exhibit 10.16

CONSENT TO SUBLEASE

This Consent to Sublease (this “Consent”) is made as of March 16, 2018, by and among ARE-SD REGION NO. 18, LLC, a Delaware limited liability company, having an address of 385 East Colorado Blvd., Suite 299, Pasadena, California 91101 (“Landlord”), VIVIDION THERAPEUTICS, INC., a Delaware corporation, having an address of 5820 Nancy Ridge Drive, San Diego, California 92121, Attn: Lease Administrator (“Tenant”), and ONCOSEC MEDICAL INCORPORATED, a Nevada corporation, having an address of 5820 Nancy Ridge Drive, San Diego, California 92121, Attn: Chief Financial Officer (“Sublessee”) with reference to the following Recitals.

RECITALS

A. Landlord and Tenant are now parties to that certain Lease Agreement dated as of December 31, 2014, as amended by that certain First Amendment to Lease dated December 4, 2015 (as amended, the “Lease”), wherein Landlord leased to Tenant certain premises (the “Premises”) commonly located at 5820 Nancy Ridge Drive, San Diego, California and more particularly described in the Lease.

B. Tenant desires to sublease to Sublessee the entirety of the Premises consisting of approximately 34,054 square feet (the “Subleased Premises”) more particularly described in and pursuant to the provisions of that certain Sublease dated as of March 9, 2018 (the “Sublease”), a copy of which is attached hereto as Exhibit A.

C. Tenant desires to obtain Landlord’s consent to the Sublease.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby consents to the sublease of the Subleased Premises to Sublessee, such consent being subject to and upon the following terms and conditions to which Tenant and Sublessee hereby agree:

1.	All initially capitalized terms not otherwise defined in this Consent shall have the meanings set forth in the Lease unless the context clearly indicates otherwise.

2.

This Consent shall not be effective and the Sublease shall not be valid unless and until Landlord shall have received: (a) a fully executed copy of the Sublease, (b) an executed counterpart of this Consent executed by Tenant and Sublessee, and (c) an insurance certificate from Sublessee, as insured, evidencing no less than the insurance requirements set forth in the Lease. Tenant and Sublessee each represent and warrant to Landlord that the copy of the Sublease attached hereto as Exhibit A is true, correct and complete.

3.	Intentionally Omitted.

4.

Landlord neither approves nor disapproves the terms, conditions and agreements contained in the Sublease, all of which shall be subordinate and at all times subject to: (a) all of the covenants, agreements, terms, provisions and conditions contained in the Lease, (b) superior ground leases, mortgages, deeds of trust, or any other hypothecation or security now existing or hereafter placed upon the real property of which the Premises are

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a part and to any and all advances secured thereby and to all renewals, modifications, consolidations, replacements and extensions thereof, and (c) all matters of record affecting the Premises and all laws, ordinances and regulations now or hereafter affecting the Premises.

5.	Nothing contained herein or in the Sublease shall be construed to:

a.

modify, waive, impair, or affect any of the terms, covenants or conditions contained in the Lease (including, without limitation, Tenant’s obligation to obtain any required consents for any other or future sublettings), or to waive any breach thereof, or any rights or remedies of Landlord under the Lease against any person, firm, association or corporation liable for the performance thereof, or to enlarge or increase Landlord’s obligations or liabilities under the Lease (including, without limitation, any liability to Sublessee for any portion of the security deposit held by Tenant under the Sublease), and all terms, covenants and conditions of the Lease are hereby declared by each of Landlord and Tenant to be in full force and effect.

b.	require Landlord to accept any payments from Sublessee on behalf of Tenant, except as expressly provided in Section 8 hereof.

Tenant shall remain liable and responsible for the due keeping, performance and observance of all the terms, covenants and conditions set forth in the Lease on the part of the Tenant to be kept, performed and observed and for the payment of the annual rent, additional rent and all other sums now and hereafter becoming payable thereunder for all of the Premises, including, without limitation, the Subleased Premises.

6.	Notwithstanding anything in the Sublease to the contrary:

a.

Sublessee does hereby expressly assume and agree to be bound by and to perform and comply with, for the benefit of Landlord, each and every obligation of Tenant under the Lease to the extent applicable to the Subleased Premises. Landlord and Sublessee each hereby release the other, and waive their respective rights of recovery against the other for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried or required to be carried under the Lease or the Sublease by such party and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof

b.	Tenant and Sublessee agree to each of the terms and conditions of this Consent, and upon any conflict between the terms of the Sublease and this Consent, the terms of this Consent shall control.

c.

The Sublease shall be deemed and agreed to be a sublease only and not an assignment and there shall be no further subletting or assignment of all or any portion of the Premises demised under the Lease (including the Subleased Premises demised by the Sublease) except in accordance with the terms and conditions of the Lease.

d.	If Landlord terminates the Lease as a result of a default by Tenant thereunder or the Lease terminates for any other reason, Landlord shall have no responsibility,

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liability or obligation to Sublessee, and the Sublease shall automatically terminate concurrently therewith.

7.	Any act or omission of Sublessee or anyone claiming under or through Sublessee that violates any of the provisions of the Lease shall be deemed a violation of the Lease by Tenant.

8.

Upon a default by Tenant under the Lease, Landlord may proceed directly against Tenant, any guarantors or anyone else liable under the Lease or the Sublease without first exhausting Landlord’s remedies against any other person or entity liable thereon to Landlord. If Landlord gives Sublessee notice that Tenant is in default under the Lease, Sublessee shall thereafter make directly to Landlord all payments otherwise due Tenant, which payments will be received by Landlord without any liability to Landlord except to credit such payments against amounts due under the Lease. The mention in this Consent of any particular remedy shall not preclude Landlord from any other remedy in law or in equity.

9.

Tenant shall pay any broker commissions or fees that may be payable as a result of the Sublease and Tenant hereby indemnifies and agrees to hold Landlord harmless from and against any loss or liability arising therefrom or from any other commissions or fees payable in connection with the Sublease which result from the actions of Tenant. Sublessee hereby indemnifies and agrees to hold Landlord harmless from and against any loss or liability arising from any commissions or fees payable in connection with the Sublease which result from the actions of Sublessee.

10.

Tenant and Sublessee agree that the Sublease will not be modified or amended in any way without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant and Sublessee hereby agree that it shall be reasonable for Landlord to withhold its consent to any modification or amendment of the Sublease which would change the permitted use of the Subleased Premises or which would affect Landlord’s status as a real estate investment trust. Any modification or amendment of the Sublease without Landlord’s prior written consent shall be void and of no force or effect.

11.	This Consent may not be changed orally, but only by an agreement in writing signed by Landlord and the party against whom enforcement of any change is sought.

12.	This Consent may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument.

13.

This Consent and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the internal laws of the State in which the Premises are located, without regard to its principles of conflicts of law.

14.

Tenant, Sublessee and all beneficial owners of Tenant and Sublessee, respectively, are currently (a) in compliance with and shall at all times during the term of the Sublease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Sublease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all

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maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

[ Signatures on next page ]

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IN WITNESS WHEREOF, Landlord, Tenant and Sublessee have caused their duly authorized representatives to execute this Consent as of the date first above written.

LANDLORD:	ARE-SD REGION NO. 18, LLC, a Delaware limited liability company

	By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

		By:	ARE-QRS CORP., a Maryland corporation, general partner

			By:	/s/ Gary Dean
			Its:	Senior Vice President, RE Legal Affairs

TENANT:	VIVIDION THERAPEUTICS, INC., Delaware corporation

	By:	/s/ Diego Miralles
	Its:	CEO

SUBLESSEE:	ONCOSEC THERAPEUTICS, INC., Delaware corporation

By:
Its:

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IN WITNESS WHEREOF, Landlord, Tenant and Sublessee have caused their duly authorized representatives to execute this Consent as of the date first above written.

LANDLORD:	ARE-SD REGION NO. 18, LLC, a Delaware limited liability company

	By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

		By:	ARE-QRS CORP., a Maryland corporation, general partner

By:
			Its:	Senior Vice President, RE Legal Afairs

TENANT:	VIVIDION THERAPEUTICS, INC., Delaware corporation

By:
Its:

SUBLESSEE:	ONCOSEC THERAPEUTICS, INC., Delaware corporation

/s/ Daniel J. O’Connor

	By:	Daniel J. O’Connor
	Its:	CEO

EXHIBIT A

COPY OF SUBLEASE

SEE ATTACHED

NR SUBLEASE

SUBLEASE

1.	PARTIES.

This Sublease, dated as of March 9, 2018 (this “Sublease”) is made between VIVIDION THERAPEUTICS, INC., a Delaware corporation (“Sublessor”), and ONCOSEC MEDICAL INCORPORATED, a Nevada corporation (“Sublessee”).

2.	MASTER LEASE.

Sublessor is the successor lessee under that certain Lease Agreement dated December 31, 2014 which is being assigned by Sublessee to Sublessor, contemporaneously herewith, through an Assignment of Lease dated as of March 9, 2018 (“Lease Assignment”) (collectively the “Master Lease”) attached as Exhibit ‘B’, wherein ARE-SD REGION NO. 18, LLC (“Lessor”) leases to Sublessor certain premises containing approximately 33,928 rentable square feet (the “Premises”) in a building located in the City of San Diego, San Diego County, State of California, described as: 5820 Nancy Ridge Drive, San Diego, California, 92121 (the “Building”). All capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto pursuant to the Master Lease.

3.	PREMISES.

Sublessor hereby subleases the entire Premises, comprising approximately 33,928 rentable square feet in the Building to Sublessee on the terms and conditions set forth in this Sublease. Subject to the terms of Article 41 of the Master Lease and the consent of Lessor, Sublessee’s employees will have the right to use and access the Franklin Yard Amenities (as defined in the Master Lease).

4.	ALTERATIONS.

Sublessee shall make no Alterations to the Premises without Sublessor’s prior written consent, which may be withheld in Sublessor’s sole discretion.

5.	TERM.

This Sublease is being herewith executed, as of this date, by each of Sublessor and Sublessee and delivered into escrow pursuant to an escrow arrangement established pursuant to and described in paragraph 7 of the Lease Assignment (the “Escrow”). The term of this Sublease (the “Term”) shall commence, if at all, upon the release of the same, together with the Lease Assignment and the other transaction documents held in Escrow, from said Escrow pursuant to the terms and conditions thereof (the “Commencement Date”) and shall expire on the date scheduled to occur thirty (30) days following the Commencement Date, but which will occur on such date upon which Sublessor initiates the Space Swap (as defined below) (“Expiration Date”).

6.	RENT AND ADDITIONAL RENT.

(A)

Sublessee shall pay to Sublessor, without deduction, setoff, notice or demand, at Sublessor’s address for payments as set forth below, the sum of $95,738.90 per month (based upon $2.82 per rentable square foot of the Premises) (“Base Rent”) on the first day of each month of the Term. Sublessee shall pay to Sublessor concurrently with the occurrence of the Commencement Date the sum of $131,419.30 as prepayment of the first month of Base Rent and estimated Operating Expenses, Amenity Center Fees and property management fees due hereunder.

(B)

Commencing as of the Commencement Date and continuing thereafter throughout the Term of this Sublease, Sublessee shall pay as “Operating Expenses” its Pro Rata Share of all Operating Expenses (which includes utilities used within the Premises), Amenities Fees and Taxes, as defined in Master Lease. Sublessee’s Pro Rata Share is hereby agreed to be 100% (“Pro Rata Share”). Sublessee shall pay Operating Expenses based on estimates provided by Sublessor (which shall be based upon the estimates provided by Lessor under the Master Lease), at the same time and in the same manner as the payment of Base Rent. Upon Sublessor’s receipt of an Annual Statement (as defined in the Master Lease), Sublessee will be credited with its Pro Rata Share of any overpayment shown in such Annual Statement, or will pay, within fifteen (15) days after demand, its Pro Rata Share of any underpayment as shown in such Annual Statement. Incorporated into Operating Expenses is a property management fee imposed by Lessor under the Master Lease in an amount equal to three percent (3%) of the Base Rent. All sums payable by Sublessee hereunder, including, without limitation Operating Expenses (which includes the property management fee), may be referred to as “Additional Rent” and all Additional Rent, together with Base Rent may be referred to herein as “Rent.”

(C)

If the Commencement Date occurs other than on the first day of a month, then should Sublessee have previously paid Lessor in full for the subject month as tenant under the Master Lease, Sublessee’s obligations under this Sublease, with respect to Rent hereunder, shall be prorated so that Sublessee is liable to Sublessor for Rent only with respect to the portion of such month falling on or after the Commencement Date. Since Sublessee shall have paid Lessor in full with respect to the entire subject month, as aforesaid, Sublessee shall be credited hereunder, in the pro-rated amount of such payment to Lessor attributable to the period from and after the Commencement Date, so that the first payment of Rent owing hereunder, by Sublessee to Sublessor, shall take place on the first day of the next following month.

(D)	Utilities and Janitorial. Sublessee will be responsible for all janitorial services and utility costs for the Premises commencing on the Commencement Date.

7.	USE.

The Sublease Premises may be used for research and development laboratory, related office and other related uses permitted by Applicable Laws, including zoning ordinances, but not in any event in contravention of the limitations and qualifications set forth in the Master Lease. Sublessee covenants that it will occupy the Premises in accordance with the terms of the Master Lease as incorporated herein, and all requirements of applicable law, code or ordinance, and will not suffer to be done or omit to do any act which may result in a violation of or a default under any of the terms and conditions of the Master Lease or any law, code or ordinance, or render Sublessor liable for any damage, charge or expense thereunder. Sublessee shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance or act which is unlawful.

8.	SURRENDER UPON EXPIRATION DATE.

(A)

Sublessee is presently in occupancy of the Premises as tenant under the Master Lease and accepts the Premises in its as-is condition. However, any costs associated with rectifying any misuse of the Premises by Sublessor in connection with Sublessor’s exercise of its Upgrade Access Rights shall not be Sublessee’s responsibility. Sublessee shall surrender the Premises to Sublandlord at the expiration or earlier termination of the term of this Sublease, which shall occur in any case not later than the date of the Space Swap (as defined below), and shall be responsible for all costs related to surrendering the Premises on the terms of the Master Lease, as if the term of the Master Lease had expired and the Premises was being surrendered to the Lessor pursuant thereto, including without limitation as respects the Surrender Plan set forth therein. It is intended that the GA Premises (as defined in the Assignment) will be contemporaneously delivered to Sublease, subject to certain reserved rights as set forth in the GA Sublease (as defined in the Assignment). This contemporaneous surrender by Sublessee of the Premises and the delivery of the GA Premises to Sublessee is sometimes herein referred to as the “Space Swap.” Provided that Sublessee timely surrenders the Premises, and has timely made all payments of Rent owing under the Sublessee to Sublessor, Sublessor shall reimburse Sublessee, or credit agent any monetary obligations owing to Sublessor, for any Rent paid by Sublessee to Sublessor under this Sublease attributable to the period following the date of surrender.

(B)

Upon substantial completion by Sublessor of the Phase 1 Work (as defined below), notice of which Sublessor shall give Sublessee at least three (3) business days in advance, the Expiration Date under the Sublease shall occur, Sublessee shall surrender the Premieses as required under the Sublease, and Sublessor shall deliver the GA Premises to Sublessee to complete the Space Swap.

9.	LANDLORD SOLELY RESPONSIBLE.

Sublessee agrees that Sublessor shall not be required to perform any of the covenants, agreements and/or obligations of Lessor under the Master Lease and, insofar as any of the covenants, agreements and obligations of Sublessor hereunder are required to be performed under the Master Lease by Lessor thereunder, Sublessee acknowledges and agrees that Sublessee will look solely to Lessor for such performance. Sublessor shall not be responsible for any failure or interruption, for any reason whatsoever, of the services, utilities or facilities that may be appurtenant or supplied to the Premises by Lessor or otherwise and no such failure will in any way excuse Sublessee’s performance under this Sublease or entitle Sublessee to any abatement of rent or other charge. Sublessee shall pay to Sublessor as Rent hereunder any and all sums which Sublessor may be required to pay Lessor arising out of a request by Sublessee for additional building services or for any charges Sublessor incurs for repairs or maintenance of the Premises required due to Sublessee’s use or misuse of the Premises and which are not required to be performed by the Lessor under the Master Lease, and which Lessor bills to Sublessor.

10.	ACCESS.

Subject to the Master Lease, casualty and Force Majeure events, Sublessee shall have 24/7 access to and use of the Premises.

11.	GENERATOR.

Sublessee shall have access to its Pro Rata Share of the capacity of Sublessor’s backup generator and will pay its Pro Rata Share of all costs incurred by Sublessor in connection with such generator, including without limitation all repair and maintenance costs, which amounts will be payable as Additional Rent. Neither Sublessor nor Lessor will have any liability on account of any failure of the generator to function, regardless of the cause of such failure, and Sublessee hereby waives any and all Claims resulting from any failure to function or malfunction of the generator.

12.	TRANSFERS.

Sublessee shall not assign, mortgage, encumber or otherwise transfer this Sublease or sublet the whole or any part of the Premises.

13.	PARKING.

Sublessee shall be provided parking per the Master Lease, which includes approximately 2.5 parking spaces per 1,000 square feet of rentable area of the Premises, subject to the terms of Article 10 of the Master Lease. Such parking will be provided free of charge throughout the Term.

14.	SIGNAGE.

Sublessee currently has its signage on exterior of Building in accordance with Section 38 of the Master Lease. All such signage shall be removed on or prior to the Expiration Date and the costs associated with such removal shall be borne solely by Sublessee.

15.	FURNITURE, FIXTURES AND EQUIPMENT.

Upon the Expiration Date of this Sublease, Sublessee shall surrender the Premises including all Removable Property and Tenant’s Property, which became Sublessor’s property upon the Commencement Date as contemplated in the Lease Assignment. From and after the date hereof, through and including the Expiration Date, Sublessee shall take good care of all of the foregoing property and their condition, as of the Expiration Date of this Sublease, shall be subject to only reasonable wear and tear.

16.	SUBLESSOR ACCESS TO PREMISES FOR UTILITY UPGRADES AND OTHER WORK.

In addition to Sublessor’s rights under Section 32 of the Master Lease as incorporated by reference below, Sublessor shall have the right to access Premises under the reasonable supervision of Sublessee, which shall not be unreasonably withheld, conditioned or delayed, in order to install and upgrade certain utilities within the Building and undertake other targeted work to prepare the same for Sublessor’s taking full possession of the Premises (the “Phase I Work”), at Sublessor’s sole expense (“Sublessor’s Upgrade Access Rights”). Sublessor shall exercise good faith efforts to complete the Phase I Work with the thirty days period following the Commencement Date and use commercially reasonable efforts to not interrupt Sublessee’s operations in the Building.

17.	OTHER PROVISIONS OF SUBLEASE.

All applicable terms and conditions of the Master Lease are, except as contradicted by the terms and conditions of this Sublease, incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder (provided that under no circumstance shall Sublessor be responsible or liable in any way for the failure of the Lessor to perform any acts required under the Master Lease or to supply any item, including, but not limited to, any utility or service to the subleased Premises and no such failure will in any way excuse Sublessee’s performance under this Sublease or entitle Sublessee to any abatement of rent or other charge, except as may be expressly permitted by the terms of the Master Lease), Sublessee the lessee thereunder, and the Premises the Master Premises, except for the following: Sections 2, 4, 22, 35, 39, 41, and 43 and Exhibits C and F of the Master Lease. Sublessee assumes and agrees to perform the lessee’s obligations under the Master Lease during the Term, except that the obligation to pay rent to Lessor under the Master Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with Section 6 of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall use commercially reasonable efforts, at Sublessee sole cost, to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee. Sublessor shall not enter into a voluntary termination of the Master Lease as to the Sublease Premises without Sublessee’s prior consent, not to be unreasonably withheld. Notwithstanding the foregoing, Sublessor may assign or transfer the Master Lease without the consent of Sublessee and from and after the effective date of such transfer or assignment, Sublessee will look solely to such transferee or assignee for the performance of the obligation of Sublessor hereunder and Sublessor shall be released on all further obligations under this Sublease. If the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder. If the Master Lease terminates for any reason (other than a default by Sublessor under the Master Lease), this Sublease will terminate on the same date as the Master Lease, and Sublessor will have no liability to Sublessee on account of such termination. In all provisions of the Master Lease requiring tenant to submit, exhibit to, supply or provide Lessor with evidence, certificates, or any other matter or thing, Sublessee shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Lessor and Sublessor.

18.	SECURITY DEPOSIT

None.

19.	INDEMIFICATION

In addition to any indemnity obligations set forth in the Master Lease and incorporated by reference herein and not in limitation thereof, Sublessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and Sublessor and their agents, partners and lenders, from and against any and all Claims (as defined in the Master Lease) arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Sublessee or Sublessee’s failure to perform or observe any of the terms and conditions of the Master Lease or this Sublease; provided that nothing in the foregoing will require Sublessee to indemnify

Sublessor for any Claims to the extent arising out of the negligence or willful misconduct of Sublessor, its agents or employees. If any action or proceeding is brought against Lessor or Sublessor by reason of any of the foregoing matters, Sublessee shall upon notice defend the same at Sublessee’s expense by counsel reasonably satisfactory to Lessor and Sublessor, and Sublessor shall cooperate with Sublessee in such defense. Sublessor will indemnify Sublessee for Sublessor’s breach of Sublessor’s obligations under the Master Lease to the extent such breach was not caused or contributed to by Sublessee, its agents or employees. Nothing in this Section shall be deemed to affect Sublessor’s right to indemnification for liability or liabilities arising prior to termination of this Sublease for personal injury or property damage under any other indemnification or other provision of this Sublease.

20.	INSURANCE.

Sublessee will be required to obtain all of the types and levels of insurance required pursuant to Article 17 of the Master Lease; provided that Sublessee’s general liability insurance will name Sublessor as an additional insured in addition to naming the Landlord Parties (as defined in the Master Lease). Sublessee shall provide Sublessor with proof of such insurance coverage before the execution of this Sublease and prior to occupancy of the Premises, and the waiver of subrogation contained in Article 17 of the Master Lease shall apply in favor of both Sublessor and Lessor.

21.	ATTORNEYS’ FEES.

If Sublessor or Sublessee shall commence legal action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorneys’ fees.

22.	AGENCY DISCLOSURE.

Sublessor and Sublessee each warrant that they have dealt with no other real estate broker in connection with this transaction except Hughes Marino, who represents both Sublessor and Sublessee (“Broker”) and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Sublease. Each Party agrees to indemnify and defend the other Party against and hold the other Party harmless for, from and against any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent other than the Broker. The foregoing indemnity shall survive this Sublease. There shall be no commission due to the Broker on account of this Sublease.

23.	WAIVER & NOTICES.

No provision of or remedy under this Sublease may be waived or modified by either party unless expressly waived or modified in a writing signed by an officer of both parties. All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing and delivered in accordance with Section 45(a) of the Master Lease. All notices and demands by the Sublessor to Sublessee shall be sent to the Sublessee at the Premises, Attention: Chief Financial Officer or to such other place as Sublessee may from time to time designate in a notice to the Sublessor. All notices and demands by the

Sublessee to Sublessor shall be mailed to the Sublessor at the address set forth for notices in the Master Lease, and to such other person or place as the Sublessor may from time to time designate in a notice to the Sublessee. Copies of all notices and demands by the Lessor to either party alleging any default under the terms of the Master Lease or this Sublease shall be promptly provided to the other party. In all provisions of the Master Lease requiring that the tenant thereunder deliver notice to Lessor, Sublessee shall be required to deliver notice concurrently to Sublessor and Lessor.

24.	CONSENT.

Whenever the consent of Sublessor is required pursuant to the terms of this Sublease unless this Sublease expressly provides that such consent shall not be unreasonably withheld, conditioned or delayed, then consent may be withheld in Sublessor’s sole discretion. Whenever Lessor’s consent to such request is also required pursuant to this Sublease or the Master Lease, (i) it shall be reasonable for Sublessor to withhold its consent if Lessor withholds its consent, (ii) it shall be reasonable for Sublessor to delay its consent or withholding of such consent until such time as Lessor has given or denied its consent, (iii) it shall be reasonable for Sublessor to condition its consent upon any conditions imposed by Lessor upon Lessor’s consent, and (iv) Sublessor shall not be liable for or subject to a suit for specific performance based on Sublessor’s withholding, conditioning or delaying of consent caused by Lessor withholding, conditioning or delaying its consent to the same request.

25.	LESSOR’S CONSENT.

This Sublease is subject to and contingent upon Lessor’s execution of a Consent to Sublease in a form acceptable to Sublessor in Sublessor’s sole discretion within ten (10) days of the date hereof. In the event Lessor does not so execute such Consent to Sublease within such time, either party may terminate this Sublease upon written notice to the other party, which termination will be effective upon receipt. If this Sublease is terminated pursuant to this Section 25, Sublessor shall return to Sublessee any payment of Security Deposit and first month’s rent previously paid by Sublessee to Sublessor within ten (10) days after the termination date, and neither party shall have any liability to the other on account of this Sublease or any other actions between the parties prior to the termination date. For clarity, in the event of a termination, Sublessee will not be entitled to any reimbursement for costs or expenses incurred by Sublessee and Sublessee agrees that Sublessor shall have no liability or responsibility in connection therewith.

26.	COMPLIANCE WITH LAWS.

Sublessee shall promptly comply with all Legal Requirements regulating Sublessee’s particular use, occupancy or improvement of the Premises. Sublessee shall be fully responsible for the cost of complying with all of the foregoing.

27.	HAZARDOUS MATERIALS.

Sublessee shall not use or allow the use of any substance which constitutes a Hazardous Material under the Master Lease, except in strict accordance with the terms and conditions of the Master Lease and subject to all required consents and approvals of Lessor. Sublessee acknowledges the provisions of the Master Lease disclosing certain Pre-Existing Hazardous Materials and the Contemplated Covenant (both as defined in the Master Lease), and agrees that Lessor shall be solely responsible for such items and Sublessee shall not look to Sublessor in connection with such items. Sublessee hereby waives and releases Sublessor from any and all Claims relating to the Pre-Existing Hazardous Materials and the Contemplated Covenant. If Sublessee knows, or has reasonable cause to believe, that a Hazardous Material has come to be located in, on, under or about the Premises in violation of applicable laws or the Master Lease, Sublessee shall immediately give written notice of such fact to Sublessor, and provide Sublessor with a copy of any report, notice, claim or other documentation which Sublessee has concerning the presence of such Hazardous Material. Upon the expiration of the Term of this Sublease, Sublessee will prepare a Surrender Plan (which will be subject to the approval of Lessor and Sublessor) and return the Premises to Sublessor free of any residual Hazardous Materials resulting from Sublessee’s use and occupancy of the Premises. Nothing in this Section 27 is intended to or will be construed to impose any liability on Sublessee for any violation of the terms of the Master Lease applicable to Hazardous Material which violation is caused solely by Sublessor, its agents or employees.

28.	DEFAULT.

The occurrence of any of the following events (each, an “Event of Default”) shall constitute a material default and breach of this Sublease by Sublessee: (a) a default under the Master Lease due to Sublessee’s acts or omissions; (b) the breach of any of the provisions of Article 20 of the Master Lease. Upon any Event of Default under this Sublease, Sublessor shall have all of the remedies available to Lessor pursuant to the Master Lease, including without limitation the remedies enumerated in Article 21 of the Master Lease. All rights and remedies of Sublessor herein enumerated or incorporated by reference above shall be cumulative, and none shall exclude any other right or remedy allowed by law or in equity, and all of the following may be exercised with or without legal process as then may be provided or permitted by the laws of the State in which the Premises are situated.

29.	HOLDOVER.

Notwithstanding any provision to the contrary contained in the Master Lease or this Sublease, (i) Sublessor expressly reserves the right to require Sublessee to surrender possession of the Premises upon the expiration of the Term or upon the earlier termination hereof and the right to assert any remedy at law or in equity to evict Sublessee and/or collect damages in connection with any such holding over, and (H) Sublessee shall indemnify, defend and hold Sublessor harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, attorneys’ fees incurred or suffered by Sublessor by reason of Sublessee’s failure to surrender the Premises on the expiration or earlier termination of this Sublease in accordance with the provisions of this Sublease, including the payment of all holdover rent and penalties chargeable pursuant to the Master Lease.

30.	ENTIRE AGREEMENT

This Sublease, including the Exhibits and documents referenced herein, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings. This Sublease shall not be modified except in writing signed by both Sublessor and Sublessee.

31.	GOVERNING LAW; JURISDICTION.

This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without reference to the conflicts of law principles thereof.

32.	COUNTERPARTS.

This Sublease may be executed in any number of counterparts, which may be delivered electronically, via facsimile or by other means. Each party may rely upon signatures delivered electronically or via facsimile as if such signatures were originals. Each counterpart of this Sublease shall be deemed to be an original, and all such counterparts (including those delivered electronically or via facsimile), when taken together, shall be deemed to constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

In witness whereof, duly authorized representatives of the parties have executed and delivered this Sublease as of the Effective Date.

SUBLESSOR:		SUBLESSEE:

VIVIDION THERAPEUTICS, INC.,		ONCOSEC MEDICAL INCORPORATED,
a Delaware corporation		a Nevada corporation

By:	/s/ Trisha Millican	BY:	/s/ Daniel J. O’Connor

Name:	Trisha Millican	Name:	Daniel J. O’Connor

Title:	CFO	Title:	Chief Financial Officer

Date:	3/9/18	Date:	March 9, 2018

EXHIBIT A

Furniture, Fixtures and Equipment

EXHIBIT B

Master Lease